EXHIBIT 10.17(f)
FORM OF WELLTOWER OP LLC
PROFITS INTERESTS PLAN
OUTPERFORMANCE LTIP UNIT AGREEMENT

OUTPERFORMANCE EXCHANGE EQUITY AWARD

Name of Participant (the “Participant”):	[______________________________]
No. of Originally Granted Restricted Stock Units:	[●●] at maximum performance
No. of LTIP Units:	[●●] at maximum performance
Exchange Date:	January 3, 2023

RECITALS
A.The Participant is an employee of Welltower Inc., a Delaware corporation (the “Parent Member”) or one of its Subsidiaries and provides services to Welltower OP LLC, a Delaware limited liability company (the “Company”), through which the Parent Member conducts substantially all of its operations.
B.The Participant originally received the grant of performance-based restricted stock units set forth above (“Stock Award”) under a compensatory stock plan sponsored by the Parent Member. The Participant has elected to surrender such Stock Award and in exchange receive an Award of LTIP Units under the Plan pursuant to an election form duly submitted by the Participant to the Parent Member and the Company prior to the date hereof (the “Election Form”).
C.In accordance with the Welltower OP LLC Profits Interests Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the continued employment of the Participant, to provide the Participant with an opportunity to acquire LTIP Units (as defined in the LLC Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the LLC Agreement, and thereby provide additional incentive for the Participant to promote the progress and success of the business of the Parent Member, the Company and their Subsidiaries. Upon the close of business on the Exchange Date pursuant to this Outperformance LTIP Unit Agreement (this “Agreement”), the Participant shall receive the maximum number of LTIP Units (the “LTIP Units”), subject to the restrictions and conditions set forth herein, in the Plan and in the LLC Agreement.
D.The exact number of LTIP Units earned under this award (the “Award”) shall be determined in accordance with Section 3 of this Agreement. Any LTIP Units not earned at the conclusion of the Performance Period will be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited.
NOW, THEREFORE, the Parent Member, the Company and the Participant agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan, the Equity Plan and/or the LLC Agreement. In addition, as used herein:
“Absolute TSR Override Goal” means achievement by the Parent Member of Total Shareholder Return for the Performance Period calculated on an annual compounded basis, which for the entire four-year Performance Period is equal to a compounded annual growth rate of at least 10%.
“Absolute TSR Threshold Goal” means achievement by the Parent Member of Total Shareholder Return for the Performance Period calculated on an annual compounded basis, which for the entire four-year Performance Period is equal to a compounded annual growth rate of at least 5%.

“All REIT Index” means the MSCI US REIT Index.
“Annualized TSR Percentage” means (1 + TSR)^(1/4) - 1.
“Change in Corporate Control” shall have the same meaning as set forth in Section 11.1(a) of the Parent Member’s 2022 Long Term Incentive Plan (the “Equity Plan”) and Section 11.1(c) of the Equity Plan. In addition, in order to qualify as a “Change in Corporate Control”, an event must also meet the requirements for a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” with the meaning of Treas. Reg. §1.409A-3(i)(5).
“Common Stock” or “Shares” means the Parent Member’s common stock, par value $1.00 per share, either currently existing or authorized hereafter.
“Common Stock Price” means, as of a particular date, the volume weighted average of the Fair Market Value of one share of Common Stock over the 20 consecutive trading days ending on, and including such date (or if such date is not a trading day, the most recent trading day immediately preceding such date); provided that, if such date is the date upon which a Change in Corporate Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Company, of the total consideration paid or payable in the transaction resulting in the Change in Corporate Control for one share of Common Stock.
“Distribution Participation Date” shall have the meaning set forth in the LLC Agreement and in Section 6 hereof.
“Earned Award LTIP Units” means the actual number of LTIP Units that were earned by the Participant pursuant to this Agreement at the end of the Performance Period in accordance with Section 3.
“FFO Goal” means an increase of the Parent Member’s funds from operations calculated on an annual compounded basis, which for the entire four-year Performance Period is equal to a compounded annual growth rate of at least 9% when compared to the Parent Member’s funds from operations for the Parent Member’s 2021 fiscal year, as adjusted as specifically set forth in the Parent Member’s quarterly earnings releases but excluding any funding received from the US Department of Health and Human Services. The term “funds from operations” means the Parent Member’s net income attributable to common stockholders of the Parent Member, computed in accordance with U.S. Generally Accepted Accounting Principles, excluding gains (or losses) from sales of real estate and impairment of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.
“Health Care REIT Index” means the FTSE NAREIT Health Care REIT Index as of January 1, 2022 (or a successor index including a comparable universe of publicly traded U.S. real estate investment trusts), in each case adjusted and reweighted to exclude the Parent Member from the index. Any health care REIT organization that is not in existence for the entire Performance Period shall be omitted from this index.
“Index Return” means, with respect to the Performance Period, the return of either the Health Care REIT Index, or the All REIT Index, as applicable, over the Performance Period expressed as a percentage. For the avoidance of doubt, the Index Return over the Performance Period shall be calculated in a manner designed to produce a fair comparison between the Parent Member’s TSR and the Index Return for the purpose of determining Relative Performance. In the case of the Health Care REIT Index, the Index Return shall be computed as the sum of each component company’s weighted TSR with each component company’s weight as the average of its relative market capitalization at the beginning of the Performance Period.
“Override Goal” means achievement of (i) the Absolute TSR Override Goal and (ii) Relative Performance of at least 150% against each of the All REIT Index and the Health Care REIT Index.
“Performance Period” means the period commencing on January 1, 2022 and concluding on (i) December 31, 2025 or (ii) such shorter period as may occur in connection with a Change in Corporate Control.
“Relative Performance” means the Parent Member’s TSR relative to the applicable Index Return, as expressed as an Annualized TSR Percentage.
“Threshold Goals” means the Absolute TSR Threshold Goal and the FFO Goal.
“Total Shareholder Return” or “TSR” means for the Common Stock, the total shareholder return (share price appreciation/depreciation during the Performance Period plus the value attributable to reinvested dividends paid on the Shares during the applicable Performance Period). The TSR shall be expressed as a percentage. The calculation of TSR will be based on the Common Stock Price as of the first day of the Performance Period and the Common Stock Price as of the last day of the applicable Performance Period. The TSR will be calculated assuming that cash dividends (including extraordinary cash dividends) paid on the Shares are reinvested in additional Shares on the ex-dividend date and that any securities distributed to shareholders in a spinoff transaction are sold and the proceeds reinvested in additional Shares on the ex-dividend date.
2.Effectiveness of Award. The Participant shall be admitted as a Member of the Company with beneficial ownership of the LTIP Units as of the Exchange Date by (i) signing and delivering to the Company a copy of this Agreement and (ii) signing, as a LTIP Unitholder, and delivering to the Company a counterpart signature page to the LLC Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Parent Member and the Company, the books and records of the Company shall reflect the issuance to the Participant of the LTIP Units. Thereupon, the Participant shall have all the rights of a LTIP Unitholder of the Company with respect to a number of LTIP Units equal to the LTIP Units, as set forth in the LLC Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.
3.Vesting and Earning of LTIP Units.
(a)The number of Earned Award LTIP Units earned for the Performance Period shall be determined in accordance with Annex 1. For performance between different tiers, the percentage payable shall be calculated using linear interpolation between tiers.
(b)As soon as practicable following the end of the Performance Period, the Company shall determine the Earned Award LTIP Units, if any, with respect to the Performance Period. The date on which the Company makes such a determination shall be referred to herein as the “Vesting Date”. The vesting of the Earned Award LTIP Units on the Vesting Date shall be subject to (i) the Participant’s continued employment with the Parent Member or a Subsidiary through and including the end of the Performance Period and (ii) compliance with all of the restrictive covenants set forth in Section 4 of the Plan through and including the Vesting Date. In no event shall the Vesting Date with respect to the end of the Performance Period be later than March 15, 2026; provided, that in the case of the Performance Period that ends upon a Change in Corporate Control, the Vesting Date shall be no later than immediately prior to the consummation of the Change in Corporate Control. If, at the conclusion of the Performance Period and as of the Vesting Date, the number of Earned Award LTIP Units is smaller than the number of LTIP Units issued to the Participant on the Exchange Date, then the Participant, as of the conclusion of the Performance Period, shall forfeit a number of LTIP Units equal to the difference without payment of any consideration by the Company and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited.
(c)Any LTIP Units that do not become earned and vested pursuant to this Section 3 or Section 4 or Section 5 hereof shall, without payment of any consideration by the Company, automatically and without notice be forfeited and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unearned and unvested LTIP Units.
(d)The Earned Award LTIP Units shall be treated as Vested LTIP Units (as defined in the LLC Agreement) as of the Vesting Date and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement.
4.Termination of Participant’s Employment.
(a)If the Participant’s employment with the Employer terminates, the provisions of this Section 4 shall govern the treatment of the Award exclusively, regardless of the provisions of any employment, change in control or other agreement or arrangement to which the Participant is a party, or any termination or severance policies of the Parent Member then in effect, which shall be superseded by the Plan and this Agreement.
(b)Except as otherwise determined by the Company or as provided in Section 5 in the event of the occurrence of a Change in Corporate Control, the Award shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and become null and void in the event such Participant’s employment with the Parent Member and its Subsidiaries terminates for any reason other than a Qualified Termination prior to the end of the Performance Period, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in this Award. Upon a Qualified Termination, a prorated portion of the Award shall be eligible to vest following the end of the Performance Period and become Earned Award LTIP Units. Such prorated portion shall be determined by multiplying (i) the number of Earned Award LTIP Units earned following the end of the Performance Period determined in accordance with Section 3(a) by (ii) a fraction, the numerator of which shall be the number of complete months during which the Participant was an employee of the Parent Member during the Performance

Period and the denominator of which shall be 48. In the event of a Qualified Termination, the Participant must continue to comply with all of the restrictive covenants set forth in Section 4 of the Plan through and including the Vesting Date as a condition precedent for any portion of such Participant’s Award to become Earned Award LTIP Units, regardless of any time limitations on one or more of such restrictive covenants set forth in Section 4 of the Plan and notwithstanding the level of achievement of the performance goals set forth in Annex 1. The Earned Award LTIP Units shall be treated as Vested LTIP Units (as defined in the LLC Agreement) as of the Vesting Date and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement.
5.Change in Control. In the event that on or prior to December 31, 2025, a Change in Corporate Control occurs, then the Earned Award LTIP Units shall be determined as of the date of such Change in Corporate Control in accordance with the computation described in Annex 1 as if the Performance Period ended on the day prior to the consummation of the Change in Corporate Control and the Vesting Date shall be no later than immediately prior to the consummation of the Change in Corporate Control, except that corporate metrics not tied to TSR (e.g., the FFO Goal) shall be calculated based on the results through the most recent completed fiscal quarter. The Earned Award LTIP Units shall be treated as Vested LTIP Units (as defined in the LLC Agreement) as of the Vesting Date and shall be converted into Class A Common Units in accordance with Section 8 of the Plan and the LLC Agreement.
6.Distribution Participation Date.
(a)    The holder of the LTIP Units shall be entitled to receive distributions and allocations with respect to such LTIP Units to the extent provided for in the LLC Agreement, including Exhibit F thereof, as modified hereby.
(b)    The Distribution Participation Date with respect to the LTIP Units shall be the Vesting Date, and the Vested LTIP Units shall be entitled to certain distributions and allocations described in, and pursuant to, Exhibit F of the LLC Agreement.
7.Certain Adjustments. The LTIP Units shall be subject to adjustment as provided in the LLC Agreement, and except as otherwise provided therein, if (i) the Parent Member shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Parent Member, spin-off of a Subsidiary of the Parent Member, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Parent Member, or any extraordinary dividend or other distribution to holders of the Shares or Class A Common Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Company necessitates action by way of appropriate equitable adjustment in the terms of this Agreement, the Plan or the LTIP Units, then the Company shall take such action as it deems necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Shares (or corresponding change in the Conversion Factor applicable to Class A Common Units) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Class A Common Units, shares or other securities received by the Participant with respect to the applicable LTIP Unit which have not been earned or still subject to a risk of forfeiture will be subject to the same restrictions as the LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.
8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.
9.Certificates; Legend. Each certificate, if any, issued in respect of the LTIP Units awarded under this Agreement shall be registered in the Participant’s name and held by the Company until the Vesting Date. If certificates representing the LTIP Units are issued by the Company, at the Vesting Date, the Company shall deliver to the Participant (or, if applicable, to the Participant’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the Vesting Date. The records of the Company and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LLC Agreement.

10.Tax Withholding. The Parent Member or its applicable Affiliate (including the Company) has the right to withhold from cash compensation payable to the Participant all applicable income and employment taxes due and owing at the time the applicable portion of the LTIP Units becomes includible in the Participant’s income (the “Withholding Amount”), and/or to delay delivery of the LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of the LTIP Units as have a market value (determined as of the date the applicable LTIP Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Participant.
11.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Parent Member and the Company, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement in any material respect without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Parent Member or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Parent Member or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
12.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein, including but not limited to the Plan and the LLC Agreement) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way (including, but not limited to, all documentation and agreements pertaining to the Stock Awards other than the Election Form).
13.Investment Representation; Registration. The Participant agrees that any resale of either (1) the LTIP Units received upon the Vesting Date or (2) the Shares received upon redemption of or in exchange for LTIP Units or Class A Common Units into which LTIP Units may have been converted, shall not occur during the “blackout periods” forbidding sales of Parent Member securities, as set forth in the then-applicable Parent Member employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Participant hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Exchange Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Company upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Company will have no obligation to register under the Securities Act any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other interests of the Company.
14.Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Company and granted as “Awards” under the Plan. The Parent Member will have the right at its option, as set forth in the LLC Agreement, to issue Shares in exchange for Units into which LTIP Units may have been converted pursuant to the LLC Agreement, subject to certain limitations set forth in the LLC Agreement, and such Shares, if issued, will be issued under the Equity Plan. The Participant must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Participant acknowledges that the Participant will have no right to approve or disapprove such determination by the Parent Member.
15.Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

16.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
17.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
18.Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
19.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Parent Member and any successors to the Participant by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Participant.
20.Transfer; Redemption. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the LLC Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the LLC Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 20 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.
21.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Parent Member and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Parent Member to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Parent Member and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Parent Member and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
22.Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Parent Member provided generally to the Parent Member’s stockholders; (ii) acknowledges that he or she may receive from the Parent Member a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Parent Member by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Parent Member of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.
23.Section 83(b) Election. In connection with this Agreement, the Participant hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable LTIP Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
24.Acknowledgement. The Participant hereby acknowledges and agrees that this Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Parent Member and the Company, if any, to grant to the Participant LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Parent Member and/or the Company executed prior to or coincident with the date hereof.
[signature page follows]

IN WITNESS WHEREOF, this Performance LTIP Unit Agreement has been executed by the parties hereto as of the date and year first above written.
WELLTOWER INC.
By:
Name: [______________]
Title: [______________]

WELLTOWER OP LLC
By:
Name: [______________]
Title: [______________]

EMPLOYEE
Name:
[Name]

ANNEX 1

In order for any portion of the Award to become earned under the Plan and this Agreement, both of the Threshold Goals must be achieved or exceeded for the Performance Period.
In the event that both of the Threshold Goals are achieved or exceeded for the Performance Period, then the number of Earned Award LTIP Units shall be determined based on the achievement of Relative Performance in accordance with the table immediately below. Upon the certification by the Company of the levels of Relative Performance against the Health Care REIT Index and the All REIT Index, such relative levels shall be applied to the Award in the same proportions.

	Threshold Performance Relative Performance of 100%	Midlevel Performance Relative Performance of 150%	Maximum Performance Relative Performance of 200%
Relative Performance to Health Care REIT Index
Number of Earned Award LTIP Units	No LTIP Units earned	The number of LTIP Units that are earned shall equal 25% of LTIP Units at “maximum performance”	The number of LTIP Units that are earned shall equal 50% of LTIP Units at “maximum performance”
Relative Performance to All REIT Index
Number of Earned Award LTIP Units	No LTIP Units earned	The number of LTIP Units that are earned shall equal 25% of LTIP Units at “maximum performance”	The number of LTIP Units that are earned shall equal 50% of LTIP Units at “maximum performance”

1.    For performance between different tiers, the number of LTIP Units that vest and become Earned Award LTIP Units shall be calculated using linear interpolation between tiers.

2.    Notwithstanding the foregoing, achievement of the Override Goal shall result in the maximum number of LTIP Units vesting and becoming Earned Award LTIP Units.

3.Other conditions for the Award to become an Earned Award are set forth in the Agreement.

EXHIBIT A
FORM OF MEMBER SIGNATURE PAGE
The Participant, desiring to become one of the Members of Welltower OP LLC, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Liability Company Agreement, dated as of May 24, 2022, as amended on June 1, 2022, of Welltower OP LLC (the “LLC Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the LLC Agreement and further agrees as follows (where the term “Member” refers to the Participant): Capitalized terms used but not defined herein have the meaning ascribed thereto in the LLC Agreement.
1.The Member hereby confirms that it has reviewed the terms of the LLC Agreement and affirms and agrees that it is bound by each of the terms and conditions of the LLC Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Units.
2.The Member hereby confirms that it is acquiring the Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Units may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Company (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the Company may refuse to transfer any Units as to which evidence of such registration or exemption from registration satisfactory to the Company is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the Parent Member delivers to the Member common Shares of beneficial interest of the Parent Member (“Common Shares”) upon redemption of any Units, the Common Shares will be acquired for the Member’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Member otherwise than in a transaction pursuant to a registration statement filed by the Parent Member with respect to such Common Shares (which it has no obligation under the LLC Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the Parent Member may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the Parent Member is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the LLC Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Member hereby confirms that, notwithstanding any provisions of the LLC Agreement to the contrary, the LTIP Units shall not be redeemable by the Member pursuant to Section 8.6 of the LLC Agreement.
5.The Member hereby irrevocably consents in advance to any amendment to the LLC Agreement intended to avoid the Company being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the LLC Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the LLC Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
6.The Member hereby appoints the Parent Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Member’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Member and shall extend to the Member’s heirs, executors, administrators, legal representatives, successors and assigns.
7.The Member agrees that it will not transfer any interest in the Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Company, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Company and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.
8.The Member acknowledges that the Parent Member shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Member agrees that it will transfer, whether by assignment or otherwise, Units only to the Parent Member or to transferees that provide the Company and the Parent Member with the representations and covenants set forth in Sections 4 and 6 hereof.
9.This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Member:

Name:	_________________________
Date:	[ ], 2023
Address of Member:	{_________________]

EXHIBIT B
EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Participant hereby represents, warrants and covenants as follows:
(a)The Participant has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Parent Member’s latest Annual Report to Shareholders;
(ii)The Parent Member’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii) The Parent Member’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Parent Member’s Form 10-Q for the most recently ended quarter if one has been filed by the Parent Member with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v) Each of the Parent Member’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vi)The LLC Agreement;
(vii)The Plan; and
(viii)The communications materials prepared by the Company or the Parent Member providing information regarding the terms of the LTIP Units.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Parent Member and the Company prior to the determination by the Company of the suitability of the Participant as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)The Participant hereby represents and warrants that:
(i)The Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, the Participant,  by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Common Units of the Company (“Common Units”) and the potential redemption of such Common Units for the Parent Member’s common Shares (“Parent Member Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Company and potential investment in the Parent Member and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Participant understands that (A) the Participant is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Participant has not received or relied upon business or tax advice from the Parent Member, the Company or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides services to the Company on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Company, as the Participant believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Company and/or the Parent Member involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Company and the Parent Member and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Company and the Parent Member, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Participant by the Company or the Parent Member.
(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Parent Member Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or Parent Member Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Company and the Parent Member on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Company nor the Parent Member has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for Parent Member Shares, the Parent Member may issue such Parent Member Shares under the Welltower Inc. 2022 Long-Term Incentive Plan, as amended from time to time (the “Equity Plan”) and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Parent Member Shares under the Equity Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Parent Member Shares and (III) such Form S-8 is effective at the time of the issuance of such Parent Member Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the LLC Agreement or this Agreement, the Participant may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)The Participant has determined that the LTIP Units are a suitable investment for the Participant.
(vi)No representations or warranties have been made to the Participant by the Company or the Parent Member, or any officer, director, shareholder, agent or affiliate of any of them, and the Participant has received no information relating to an investment in the Company or the LTIP Units except the information specified in paragraph (a) above.
(c)So long as the Participant holds any LTIP Units, the Participant shall disclose to the Company in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Company or to comply with requirements of any other appropriate taxing authority.
(d)The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Participant agrees to file the election (or to permit the Company to file such election on the Participant’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Participant files his personal income tax returns.
(e)The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:
Name: [_______________] (the “Taxpayer”)
Address: [_______________]
Social Security No./Taxpayer Identification No.: [_______________]
2.    Description of property with respect to which the election is being made:
The election is being made with respect to LTIP Units in Welltower OP LLC (the “Company”).
3.    The date on which the [●] LTIP Units were transferred is January 3, 2023. The taxable year to which this election relates is calendar year 2023.
4.    Nature of restrictions to which the LTIP Units are subject:
(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Company.
(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.
6.    The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
7.    A copy of this statement has been furnished to the Company and Welltower Inc.

Dated:______________________

Name:

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units
The LTIP Units are subject to performance-based vesting criteria, based on the achievement of certain performance metrics, provided that the Taxpayer remains an employee of Welltower Inc. or its affiliate through the relevant vesting period, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with Welltower Inc. (or its affiliate) under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the failure to satisfy the applicable performance goals and the passage of time and continued employment.